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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Saratoga Beverage Group, Inc. and Subsidiary on Form S-8 (Options Granted to Carl T. Wolf) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Saratoga Beverage Group, Inc. and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in the Company's 1997 Annual Report on Form 10- KSB.

                                                  /s/PricewaterhouseCoopers LLP

Albany, New York
August 3, 1998